Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors and officers of Peapack-Gladstone Financial Corporation, hereby severally constitute and lawfully appoint Douglas L. Kennedy and Jeffrey J. Carfora, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 of Peapack-Gladstone Financial Corporation and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Douglas L. Kennedy	President and Chief Executive Officer, and Director	March 12, 2021
Douglas L. Kennedy

/s/ Jeffrey J. Carfora	Senior Executive Vice President and Chief Financial Officer	March 12, 2021
Jeffrey J. Carfora

/s/ Francesco S. Rossi	Senior Vice President and Chief Accounting Officer	March 12, 2021
Francesco S. Rossi

/s/ F. Duffield Meyercord	Chairman of the Board	March 12, 2021
F. Duffield Meyercord

/s/ Carmen M. Bowser	Director	March 12, 2021
Carmen M. Bowser

/s/ Susan A. Cole	Director	March 12, 2021
Susan A. Cole

/s/ Anthony J. Consi II	Director	March 12, 2021
Anthony J. Consi II

/s/ Richard Daingerfield	Director	March 12, 2021
Richard Daingerfield

/s/ Edward A. Gramigna	Director	March 12, 2021
Edward A. Gramigna

/s/ Peter D. Horst	Director	March 12, 2021
Peter D. Horst

/s/ Steven A. Kass	Director	March 12, 2021
Steven A. Kass

/s/ Patrick J. Mullen	Director	March 12, 2021
Patrick J. Mullen

/s/ Philip W. Smith III	Director	March 12, 2021
Philip W. Smith III

/s/ Tony Spinelli	Director	March 12, 2021
Tony Spinelli

/s/ Beth Welsh	Director	March 12, 2021
Beth Welsh